EXHIBIT 10.12

                                  FOUNTAINHEAD
                            STRATEGIC SOLUTIONS, LLC
                       2626 Cumberland Parkway, Suite 400
                           Atlanta, Georgia 30339, USA
                             Telephone 404-786-1300
                             Facsimile 404-786-9900

May 14, 1999


Mr. Mark D. Little
Chief Financial Officer
ebank.com, Inc.
2410 Paces Ferry Road, #190
Atlanta, Georgia  30339

Dear Mr. Little:

         Steve, Ed and I have enjoyed the opportunity to discuss Fountainhead Strategic Solutions, LLC's ("FSS") proposed engagement with ebank.com, Inc. ("ebank"). This letter will confirm the terms of our engagement to provide consulting services to ebank. The engagement is outlined as follows:

Duties
------

         In order to better define the engagement, develop a detailed work plan and set milestones for work product delivery, we suggest we meet for one to two hours as soon as possible. After this meeting we will provide you with a budget for each phase of the engagement, the expected deliverable, and the expected delivery date.

         We understand that ebank intends to execute a secondary offering of common stock in September or October of 1999. In preparation for this offering, we propose to provide assistance in preparing projected financial statements, drafting the business plan and the Management Discussion and Analysis (MD&A) section of the S-1, and developing a Powerpoint presentation for use on the road show. In our discussions Thursday afternoon, we also explored your short-term desire to enhance the current Powerpoint presentation being used to introduce ebank to potential securities underwriters.

Mr. Mark D. Little
Chief Financial Officer
ebank.com, Inc.

Proposed Engagement Team
------------------------

                                                          Hourly Billing Rates
                                                          --------------------

                         Stephen R. Gross        $             225.00
                         Jerry C. Huskins                      185.00
                         Kevin Couillard                       185.00
                         Ed Eiland                             135.00
                         Analyst                                90.00

         Our fee for this engagement will be based on actual time incurred at our standard hourly rates plus travel and other out-of-pocket costs such as mileage, courier, postage, etc. Our standard hourly rates vary according to the degree of responsibility involved and the experience level of the personnel assigned. We ask that a retainer of $10,000 be paid at the beginning of the engagement. We will submit an invoice every two weeks for services performed. We ask that these subsequent invoices be paid with one week of presentation.

         FSS's maximum liability to ebank for any reason relating to the services under this letter shall be limited to the fees paid to FSS for the services or work products giving rise to liability. In addition, ebank will indemnify and hold harmless FSS and its personnel from any claims, liabilities, costs, and expenses relating to our services under this letter, except to the extent finally determined to have resulted from the gross negligence or willful misconduct of FSS.

         If the terms described in this letter are acceptable, please sign and return one copy of this letter along with a retainer check to the address shown. We look forward to spending more time with you and your management team on this important engagement. Please call me after you have had a chance to review this letter at 404-786-1300.

                                                     Yours very truly,

                                                     /s/ Jerry C. Huskins

                                                     Jerry C. Huskins
                                                     Managing Director

Agreed to and accepted for ebank.com, Inc. by:

Mark D. Little

/s/ Mark D. Little                             June 1, 1999
------------------------------------           ------------
Signature                                      Date